For Immediate Release

Flight Safety Announces New Board of Directors and Officers

Mystic, CT (November 12, 2007) - Flight Safety Technologies, Inc (AMEX: FLT) announces its new Board of Directors and the retirement of its founder Samuel A.Kovnat and co-founder Frank Rees effective Friday November 9th, 2007.

Also retiring from the FST Board were Jackson Kemper, Senator Larry Pressler and Kenneth Wood.

The new FST Board of Directors consists of William Cotton, Joseph Luca, Wes Cummins, James Schwartz and Neal Fine.

William Cotton is FST's new Chief Executive Officer and Vice Chairman of the Board of Directors; Neal Fine is Chief Technology Officer; C. Robert Knight is General Counsel, Executive Vice President and Corporate Secretary; Joseph Luca is Chairman of the Board of Directors.

Captain William Cotton has been president of FST for the last seven years and contributed heavily to the design of the technologies for their practical introduction into the national airspace system.  Prior to his working for FST, Mr. Cotton was Chief Technical Pilot for United Airlines; Neal Fine has been the FST principal technology coordinator for over ten years; Robert Knight was first appointed FST General Counsel and Executive Vice President/Corporate Secretary in June of 2005 after over thirty years of legal practice; Joseph Luca was the founder of Luca CPA advisors in Massachusetts and former CFO of Logan Airport in Boston.

Wes Cummins and Jim Schwartz are finance professionals and investment advisors. Mr. Schwartz is a principal of Harvey Partners in Manhattan, New York and Mr. Cummins is President of B. Riley and Company in Los Angeles, California.

The company is rededicated to completing the development of its technologies as rapidly as possible in order to pursue their commercialization.  Its four development stage technologies, all related to aviation safety and efficiency are Socrates, and AWSM, TIICM, and Unicorn, which are wake vortex sensors, aircraft wake safety management system, missiles decoy, and collision avoidance technologies respectively.

The company confirmed that it today submitted a report to the American Stock Exchange intended to demonstrate how it will achieve compliance with Amex listing requirements over the next 18 months. There can be no assurance that Amex will accept such plan or, if accepted, that the company will be able to successfully implement such plan.

About Flight Safety Technologies, Inc.

Flight Safety Technologies, Inc. is a development stage company pursuing advanced technologies aimed at enhancing safety, security and efficiency for the aviation industry. These new technologies include AWSM™, SOCRATES®, UNICORN™ and TIICM™. The Aircraft Wake Safety Management (AWSM™) system is being developed to provide a total airport system solution to the need for increased airport capacity with enhanced safety. SOCRATES® is an airport based laser acoustic sensor for the detection and tracking of wake vortex turbulence. UNICORN™ is an airborne radar for collision avoidance using state of the art components to achieve low cost, small size and light weight. TIICM™ is an airborne passive countermeasure initiative to protect airliners against the threat of certain terrorist missile attacks.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the outcome of pending class action litigation alleging violations of federal securities laws, pending litigation challenging our rights to TIICM™, whether the government will implement WVAS at all or with the inclusion of a SOCRATES® wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and should be considered forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contacts:

William B. Cotton
Chief Executive Officer
Flight Safety Technologies, Inc.
(860) 245-0191